                        AMENDMENT TO CUSTODIAN CONTRACT

     This Amendment to the Custodian Contract is made as of December 18, 1998 by and between M.S.D.&T. Funds, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

     WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of June 29, 1993 (as amended and in effect from time to time, the "Contract"); and

     WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made its International Equity Fund subject to the Contract (such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio," and, collectively, the "Portfolios"); and

     WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 16 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 17, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
   ----------------------------------------

 3.1. DEFINITIONS.
      -----------

Capitalized terms in this Article 3 shall have the following meanings:

"Country Risk" means such factors as may be reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund, on the Portfolio's behalf, determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3.2.  DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
      ------------------------------------------------------

The Fund, by resolution adopted by its Board of Directors (the "Board"), hereby delegates to the Custodian, with respect to the Portfolios, subject to Section
(b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager with respect to the Portfolios.

3.3.  COUNTRIES COVERED.
      -----------------

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with
Section 3.7 of this Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund on behalf of the Portfolios of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.4.  SCOPE OF DELEGATED RESPONSIBILITIES.
      -----------------------------------
 3.4.1.  SELECTION OF ELIGIBLE FOREIGN CUSTODIANS.
         ----------------------------------------

Subject to the provisions of this Article 3, the Portfolio's Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

3.4.2.  CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS.
        ------------------------------------------

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

3.4.3.  MONITORING.
        ----------

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository).
In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.7 hereunder.

3.5.  GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY.
      --------------------------------------------------

For purposes of this Article 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios. The Fund, on behalf of the Portfolios, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories.

3.6.  STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO.
      ----------------------------------------------------------

In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.7.  REPORTING REQUIREMENTS.
      -----------------------

The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make prompt (but no less that quarterly) written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Article 3 after the occurrence of the material change.

3.8.  REPRESENTATIONS WITH RESPECT TO RULE 17F-5.
      -------------------------------------------
The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

3.9.  EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER
      --------------------------------------------------------------------------

The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

4.  DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD
    -----------------------------------------------------------------------
    OUTSIDE THE UNITED STATES.
    -------------------------

 4.1.  DEFINITIONS.
       -----------
Capitalized terms in this Article 4, unless otherwise defined in Article 3 hereof, shall have the following meanings:

"Foreign Securities System" means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

 4.2.  HOLDING SECURITIES.
       ------------------

The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign
----------------
securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-

Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.  FOREIGN SECURITIES SYSTEMS.
      --------------------------

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4.  TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.
      ---------------------------------------

 4.4.1.  DELIVERY OF FOREIGN ASSETS.
         --------------------------

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties. and only in the following cases:

(i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)  in connection with any repurchase agreement related to foreign securities;

(iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

(iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any
                                                        --------
      such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

(vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

(x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)   in connection with the lending of foreign securities; and

(xii)  for any other proper purpose, but only upon receipt of Proper
                                     --- ----
       Instructions specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

4.4.2.  PAYMENT OF PORTFOLIO MONIES.
        ---------------------------

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi) for payment of part or all of the dividends received in respect of foreign securities sold short;

(vii) in connection with the borrowing or lending of foreign securities; and

(viii)for any other proper purpose, but only upon receipt of Proper
                                    --- ----
      Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

4.4.3.  MARKET CONDITIONS:  MARKET INFORMATION.
        --------------------------------------

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5.  REGISTRATION OF FOREIGN SECURITIES.
      ----------------------------------

The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6.  BANK ACCOUNTS.
      -------------

The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio.

4.7.  COLLECTION OF INCOME.
      --------------------

The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio in the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8.  SHAREHOLDER RIGHTS.
      ------------------

With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.  COMMUNICATIONS RELATING TO FOREIGN SECURITIES.
      ---------------------------------------------

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.  LIABILITY OF FOREIGN SUB-CUSTODIANS AND FOREIGN SECURITIES SYSTEMS.
       ------------------------------------------------------------------

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. The Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.  TAX  LAW.
       --------

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.  LIABILITY OF CUSTODIAN.
       ----------------------

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk or (B) part of the "prevailing country risk" of the Fund and the Portfolios, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management of the SEC.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.


     III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of
          Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.



WITNESSED BY:                           STATE STREET BANK AND TRUST
                                        COMPANY

/s/ Marc L. Parsons
__________________________
Marc L. Parsons                         By: /s/ Ronald E. Logue
Associate Counsel                          ____________________________
                                        Name:  Ronald E. Logue
                                        Title: Executive Vice President


WITNESSED BY:                           M.S.D.&T. FUNDS, INC.

/s/ W. Bruce McConnel, III
__________________________
W. Bruce McConnel, III                  By: /s/ Leslie B. Disharoon
Secretary                                  ____________________________
                                        Name:  Leslie B. Disharoon
                                        Title: President

                                                                      SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUB-CUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                                 SUBCUSTODIAN                   NON-MANDATORY DEPOSITORIES
Argentina                   Citibank, N.A.                             --

Australia                   Westpac Banking Corporation                --

Austria                     Erste Bank der Oesterreichischen           --
                            Sparkassen AG

Bahrain                     British Bank of the Middle East (as        --
                            delegate of The Hong Kong and
                            Shanghai Banking Corporation
                            Limited)

Bangladesh                  Standard Chartered Bank                    --

Belgium                     Generale de Banque                         --

Bermuda                     The Bank of Bermuda Limited                --

Bolivia                     Banco Boliviano Americano S.A.             --

Botswana                    Barclays Bank of Botswana Limited          --

Brazil                      Citibank, N.A.                             --

Bulgaria                    ING Bank N.v.                              --

Canada                      Canada Trustco Mortgage Company            --

Chile                       Citibank, N.A                              --

People's Republic of China  The Hongkong and Shanghai Banking          --
                            Corporation Limited, Shanghai and
                            Shenzhen branches

                                                                      SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUB-CUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                                 SUBCUSTODIAN              NON-MANDATORY DEPOSITORIES
Colombia                    Cititrust Colombia S.A.               --
                            Sociedad Fiduciaria

Costa Rica                  Banco BCT S.A.                        --

Croatia                     Privredna Banka Zagreb d.d            --

Cyprus                      Barclays Bank Plc.                    --
                            Cyprus Offshore Banking Unit

Czech Republic              Ceskoslovenska Obchodni               --
                            Banka, A.S.

Denmark                     Den Danske Bank                       --

Ecuador                     Citibank, N.A.                        --

Egypt                       National Bank of Egypt                --

Estonia                     Hansabank                             --

Finland                     Merita Bank Limited                   --

France                      Banque Paribas                        --

Germany                     Dresdner Bank AG                      --

Ghana                       Barclays Bank of Ghana Limited        --

Greece                      National Bank of Greece S.A.          The Bank of Greece, System for
                                                                  Monitoring Transactions in
                                                                  Securities in Book-Entry Form
Hong Kong                   Standard Chartered Bank               --

Hungary                     Citibank Budapest Rt.                 --

Iceland                     lcebank Ltd.                          --

                                                                      SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUB-CUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                                 SUBCUSTODIAN                   NON-MANDATORY DEPOSITORIES
India                       Deutsche Bank AG                           --

                            The Hongkong and Shanghai Banking
                            Corporation Limited

Indonesia                   Standard Chartered Bank                    --

Ireland                     Bank of Ireland                            --

Israel                      Bank Hapoalim B.M.                         --

Italy                       Banque Paribas                             --

Ivory Coast                 Societe Generale de Banques en Cote        --
                            d'Ivoire

Jamaica                     Scotiabank Jamaica Trust and               --
                            Merchant Bank Ltd.

Japan                       The Daiwa Bank, Limited               Japan Securities Depository Center

                            The Fuji Bank, Limited

Jordan                      British Bank of the Middle East (as        --
                            delegate of The Hongkong and
                            Shanghai Banking Corporation
                            Limited)

Kenya                       Barclays Bank of Kenya Limited             --

Republic of Korea           The Hongkong and Shanghai Banking
                            Corporation Limited

Latvia                      JSC Hansabank-Latvija                      --

                                                                      SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUB-CUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                                 SUBCUSTODIAN                   NON-MANDATORY DEPOSITORIES
Lebanon                     British Bank of the Middle East (as        --
                            delegate of The Hongkong and
                            Shanghai Banking Corporation
                            Limited)

Lithuania                   Vilniaus Bankas AB                         --

Malaysia                    Standard Chartered Bank Malaysia           --
                            Berhad

Mauritius                   The Hongkong and Shanghai Banking          --
                            Corporation Limited

Mexico                      Citibank Mexico, S.A.                      --

Morocco                     Banque Commerciale du Maroc                --

Namibia                     (via) Standard Bank of South Africa        --

The Netherlands             MeesPierson N.V.                           --

New Zealand                 ANZ Banking Group                          --
                            (New Zealand) Limited

Norway                      Christiania Bank og Kreditkasse            --

Oman                        British Bank of the Middle East (as        --
                            delegate of The Hongkong and
                            Shanghai Banking Corporation
                            Limited)

Pakistan                    Deutsche Bank AG                           --

Peru                        Citibank, N.A.                             --

Philippines                 Standard Chartered Bank                    --

                                                                      SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUB-CUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                                 SUBCUSTODIAN                   NON-MANDATORY DEPOSITORIES
Poland                      Citibank (Poland) S.A.                     --
                            Bank Polska Kasa Opieki S.A.

Portugal                    Banco Comercial Portugues                  --

Romania                     ING Bank N.V.                              --

Russia                      Credit Suisse First Boston AO,             --
                            Moscow (as delegate of Credit
                            Suisse First Boston, Zurich)

Singapore                   The Development Bank                       --
                            of Singapore Limited

Slovak Republic             Ceskoslovenska Obchodna Banka, A.S.        --

Slovenia                    Bank Austria d.d.                          --

South Africa                Standard Bank of South Africa              --
                            Limited

Spain                       Banco Santander, S.A.                      --

Sri Lanka                   The Hongkong and Shanghai Banking          --
                            Corporation Limited

Swaziland                   Standard Bank Swaziland Limited            --

Sweden                      Skandinaviska Enskilda Banken              --

Switzerland                 UBS AG                                     --

Taiwan - R.O.C.             Central Trust of China                     --

Thailand                    Standard Chartered Bank                    --

Trinidad & Tobago           Republic Bank Limited                      --

                                                                      SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUB-CUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                                 SUBCUSTODIAN                   NON-MANDATORY DEPOSITORIES
Tunisia                     Banque Internationale Arabe de             --
                            Tunisie

Turkey                      Citibank, N.A.                             --
                            Ottoman Bank

Ukraine                     ING Bank, Ukraine                          --

United Kingdom              State Street Bank and Trust                --
                            Company, London Branch

Uruguay                     Citibank, N.A.                             --

Venezuela                   Citibank, N.A.                             --

Zambia                      Barclays Bank of Zambia Limited            --

Zimbabwe                    Barclays Bank of Zimbabwe Limited          --

Euroclear (The Euroclear System)/State Street London Limited

Cedel, S.A. (Cedel Bank, societe anonyme) State Street London Limited

     INTERSETTLE (for EASDAQ Securities)

                                                                      SCHEDULE B

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

COUNTRY                                         MANDATORY DEPOSITORIES
Argentina                                       Caja de Valores S.A.

Australia                                       Austraclear Limited

                                                Reserve Bank Information and
                                                Transfer System

Austria                                         Oesterreichische Kontrollbank AG
                                                (Wertpapiersammelbank Division)

Belgium                                         Caisse Interprofessionnelle de Depot et
                                                de Virement de Titres S.A

                                                Banque Nationale de Belgique

Brazil                                          Companhia Brasileira de Liquidacao e
                                                Custodia (CBLC)

                                                Bolsa de Valores de Rio de Janeiro
                                                All SSB clients presently use CBLC

                                                Central de Custodia e de Liquidacao Financeira
                                                de Titulos

Bulgaria                                        Central Depository AD

                                                Bulgarian National Bank

Canada                                          The Canadian Depository
                                                for Securities Limited

People's Republic of China                      Shanghai Securities Central Clearing and
                                                Registration Corporation

                                                Shenzhen Securities Central Clearing Co., Ltd.

Costa Rica                                      Central de Valores S.A. (CEVAL)

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

COUNTRY                                         MANDATORY DEPOSITORIES
Croatia                                         Ministry of Finance

                                                National Bank of Croatia

Czech Republic                                  Stredisko cennych papiru

                                                Czech National Bank

Denmark                                         Vaerdipapircentralen (the Danish Securities
                                                Center)

Egypt                                           Misr Company for Clearing, Settlement, and
                                                Central Depository

Estonia                                         Eesti Vaartpaberite Keskdepositoorium

Finland                                         The Finnish Central Securities Depository

France                                          Societe Interprofessionnelle pour la
                                                Compensation des Valeurs Mobileres (SICOVAM)

Germany                                         Deutsche Borse Clearing AG

Greece                                          The Central Securities Depository
                                                (Apothetirion Tition AE)

Hong Kong                                       The Central Clearing and Settlement System
                                                Central Money Markets Unit

Hungary                                         The Central Depository and Clearing House
                                                (Budapest) Ltd. (KELER) [Mandatory for Gov't
                                                Bonds only; SSB does not use for other
                                                securities]

India                                           The National Securities Depository Limited

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

COUNTRY                                         MANDATORY DEPOSITORIES
Indonesia                                       Bank Indonesia

Ireland                                         Central Bank of Ireland Securities Settlement
                                                Office

Israel                                          The Tel Aviv Stock Exchange Clearing House Ltd.

                                                Bank of Israel

Italy                                           Monte Titoli S.p.A.

                                                Banca d'Italia

Jamaica                                         The Jamaican Central Securities Depository

Japan                                           Bank of Japan Net System

Kenya                                           Central Bank of Kenya

Republic of Korea                               Korea Securities Depository Corporation

Latvia                                          The Latvian Central Depository

Lebanon                                         The Custodian and Clearing Center of Financial
                                                Instruments for Lebanon and the Middle East
                                                (MIDCLEAR) S.A.L.

                                                The Central Bank of Lebanon

Lithuania                                       The Central Securities Depository of Lithuania

Malaysia                                        The Malaysian Central Depository Sdn. Bhd.

                                                Bank Negara Malaysia
                                                Scripless Securities Trading and Safekeeping
                                                System

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

COUNTRY                                         MANDATORY DEPOSITORIES
Mauritius                                       The Central Depository & Settlement Co. Ltd.

Mexico                                          S.D. INDEVAL, S.A. de C.V.
                                                (Instituto para el Deposito de Valores)

Morocco                                         Maroclear

The Netherlands                                 Netherlands Centraal lnstituut voor
                                                Giraal Effectenverkeer B.V. (NECIGEF)

                                                De Nedertandsche Bank N.V.

New Zealand                                     New Zealand Central Securities Depository
                                                Limited

Norway                                          Verdipapirsentralen (the Norwegian Registry of
                                                Securities)

Oman                                            Muscat Securities Market

Pakistan                                        Central Depository Company of Pakistan Limited

Peru                                            Caja de Valores y Liquidaciones S.A.
                                                (CAVALI)

Philippines                                     The Philippines Central Depository, Inc.

                                                The Registry of Scripless Securities
                                                (ROSS) of the Bureau of the Treasury

Poland                                          The National Depository of Securities
                                                (Krajowy Depozyt Papierow Wartosiowych)

                                                Central Treasury Bills Registrar

Portugal                                        Central de Valores Mobiliarios (Central)

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES


COUNTRY                                         MANDATORY DEPOSITORIES
Romania                                         National Securities Clearing, Settlement and
                                                Depository Co.

                                                Bucharest Stock Exchange Registry Division

Singapore                                       The Central Depository (Pte) Limited

                                                Monetary Authority of Singapore

Slovak Republic                                 Stredisko Cennych Papierov

                                                National Bank of Slovakia

Slovenia                                        Klirinsko Depotna Druzba d.d.

South Africa                                    The Central Depository Limited

Spain                                           Servicio de Compensacion y
                                                Liquidacion de Valores, S.A.

                                                Banco de Espana, Central de Anotaciones en
                                                Cuenta

Sri Lanka                                       Central Depository System
                                                (Pvt) Limited

Sweden                                          Vardepapperscentralen AB
                                                (the Swedish Central Securities Depository)

Switzerland                                     Schweizerische Effekten - Giro AG

Taiwan - R.O.C.                                 The Taiwan Securities Central Depository Co.,
                                                Ltd.

Thailand                                        Thailand Securities Depository Company Limited

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

COUNTRY                                         MANDATORY DEPOSITORIES
Tunisia                                         Societe Tunisienne Interprofessionelle de
                                                Compensation et de Depot de Valeurs Mobilieres

                                                Central Bank of Tunisia

                                                Tunisian Treasury

Turkey                                          Takas ve Saklama Bankasi A.S.
                                                (TAKASBANK)
                                                Central Bank of Turkey

Ukraine                                         The National Bank of Ukraine

United Kingdom                                  The Bank of England, The Central Gilts Office
                                                and The Central Moneymarkets Office

Uruguay                                         Central Bank of Uruguay

Venezuela                                       Central Bank of Venezuela

Zambia                                          Lusaka Central Depository Limited

                                                Bank of Zambia

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                   SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION                               BRIEF DESCRIPTION
-----------------------------------------  --------------------------------------------------------
(FREQUENCY)
The Guide to Custody in World Markets      An overview of safekeeping and settlement practices and
-----------------------------------------  procedures in each market in which State Street Bank
(annually)                                 and Trust Company offers custodial services.

Global Custody Network Review              Information relating to the operating history and
-----------------------------------------  structure of depositories and subcustodians located in
(annually)                                 the markets in which State Street Bank and Trust
                                           Company offers custodial services, including
                                           transnational depositories.

Global Legal Survey                        With respect to each market in which State Street Bank
-----------------------------------------  and Trust Company offers custodial services, opinions
(annually)                                 relating to whether local law restricts (i) access of a
                                           fund's independent public accountants to books and
                                           records of a Foreign Sub-Custodian or Foreign
                                           Securities System, (ii) the Fund's ability to recover
                                           in the event of bankruptcy or insolvency of a Foreign
                                           Sub-Custodian or Foreign Securities System, (iii) the
                                           Fund's ability to recover in the event of a loss by a
                                           Foreign Sub-Custodian or Foreign Securities System, and
                                           (iv) the ability of a foreign investor to convert cash
                                           and cash equivalents to U.S. dollars.

Subcustodian Agreements                    Copies of the subcustodian contracts State Street Bank
-----------------------------------------  and Trust Company has entered into with each
(annually)                                 subcustodian in the markets in which State Street Bank
                                           and Trust Company offers subcustody services to its US
                                           mutual fund clients.

Network Bulletins (weekly):                Developments of interest to investors in the markets in
                                           which State Street Bank and Trust Company offers
                                           custodial services.

Foreign Custody Advisories (as             With respect to markets in which State Street Bank and
 necessary):                               Trust Company offers custodial services which exhibit
                                           special custody risks, developments which may impact
                                           State Street's ability to deliver expected levels of
                                           service.

                                      -1-